                                                                    Exhibit 99.3

                         IMPROVEMENTS LICENSE AGREEMENT

                  THIS IMPROVEMENTS LICENSE AGREEMENT (the "Agreement") is made as of the 24th day of July, 2003, by and between Roche Diagnostics GmbH ("ROCHE"), a German limited liability company having a principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany, and IGEN International, Inc. ("IGEN"), a Delaware corporation having a principal place of business at 16020 Industrial Drive, Gaithersburg, Maryland 20877, United States of America:

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth below, and in consideration for the granting of intellectual property rights to ROCHE and its Affiliates from IGEN pursuant to agreements between ROCHE and IGEN (the "Parties") and their respective Affiliates, the Parties hereby agree as follows:

         1. Definitions. As used in this Agreement, capitalized terms shall have the respective meanings set forth below:

                  1.1 Affiliate. "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Neither Meso Scale Diagnostics, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MSD") nor Meso Scale Technologies, LLC., 9238 Gaither Road, Gaithersburg, Maryland, USA 20877 ("MST") shall be deemed an Affiliate of IGEN for purposes of this Agreement.

                  1.2 Assays. "Assays" means any and all methods, and the labels and reagents used therein, that use ECL Technology for detection and/or quantification.

                  1.3      Copycat Instrument.

                  "Instrument" shall mean an Instrument based on ECL Technology that:

                           (1) weighs 70 kg or more and has a volume of 251,000
cubic centimeters or more and has a footprint of 3,900 square centimeters or more; and

                           (2) (a) uses the same software code as an ECL
Instrument (as defined in the License Agreement) manufactured by, for or on behalf of Roche or any of its Affiliates (as long as such software code is proprietary to Roche, any of its Affiliates, or an Authorized Third Party (and such software is not licensed to IGEN by such Authorized Third Party)); or (b) would literally infringe (i) any of the claims of: US Patent No. 6,042,786 (Oonuma et al.); US Patent No. 5,772,962 (Uchida et al.); US Patent No. 5,628,962 (Kanbara et al.); or claims 3, 5, 6, 7, 8, 9, 10, 11, 12 or 13 of US Patent No. 5,639,425 (Komiyama et al.)
if sold in the United States or (ii) any of the English language claims which grant from EP 1 275 966 A1 (Sugiyama et al.) if sold in the corresponding jurisdictions.

                  1.4 ECL Technology. "ECL Technology" shall mean detection methods and detection systems, which employ electrochemiluminescence in detection and/or quantification, including but not limited to ECL reagents, ECL assays and/or immunodiagnostic detection methods by which light generation occurs when a molecular compound (such as a ruthenium metal chelate) is electrically stimulated by applying a voltage to an electrode which triggers a chemical reaction to emit photons.

                  1.5      Field. "Field" means:

                           (a)      the analyzing of specimens taken from a
human body, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being, for a physiological or pathological state, a congenital abnormality, safety and compatibility of a treatment or to monitor therapeutic measures.

                           (b)      Notwithstanding anything contained in
subsection 1.5(a), above, to the contrary, the Field shall not include analyzing for (A) life science research and/or development, including at any pharmaceutical company or biotechnology company, (B) patient self testing use,
(C) drug discovery and/or drug development (including at any pharmaceutical company or biotechnology company), including clinical research or determinations in or for clinical trials or in the regulatory approval process for a drug or therapy, or (D) veterinary, food, water, or environmental testing or use.

                  1.6      Hitachi.

         "Hitachi" means Hitachi High Technologies Corporation and its
Affiliates.

                  1.7 Hitachi Intellectual Property Rights."Hitachi Intellectual Property Rights" means the Hitachi patents, patent rights, patent applications, unpublished patent applications and technical information that is used by Hitachi in the development and manufacture of the Elecsys Model 2010 and the ECL Module of the E-170 Instrument, and that has been licensed to ROCHE for sublicense to IGEN and its sublicensees. The Hitachi Intellectual Property Rights include the patents and patent applications disclosed in Exhibit F (Hitachi patents and patent applications) other than those patents and patent applications denoted on Exhibit F as "jointly owned."

                  1.8 Instruments. "Instruments" means instruments that use ECL Technology for detection and/or quantification.

                  1.9      Judgment.

         "Judgment" means the final order of judgment issued by the U.S. District Court for the District of Maryland on February 15, 2002 in the matter IGEN International, Inc. v. Roche Diagnostics GmbH, Case No. PJM 97-3461.

                  1.10     Licensed Product(s).

         "Licensed Product(s)" shall mean all Product(s) manufactured, used, sold or otherwise commercialized under the licenses and sublicenses granted by ROCHE hereunder.

                  1.11     Molecsys Program.

         "Molecsys Program" shall mean the research and development program, commenced and terminated by ROCHE predecessor Boehringer Mannheim GmbH prior to its acquisition by the ROCHE Group, for ECL-based DNA probes.

                  1.12     Non-Exclusive.

         "Non-Exclusive" as to the grant of a license right means that the licensor may during the Term of this Agreement exercise the licensed rights itself in the licensee's field or grant Non-Exclusive licenses in the licensee's field to a third party, or retain for itself any non-exclusive license rights.

                  1.13     Open System.

         "Open System" means an ECL Instrument (as defined in the License Agreement) manufactured by, for or on behalf of LLC or any of its Affiliate Sublicensees (as defined in the License Agreement), which is designed or modified by, for or on behalf of LLC or its Affiliate Sublicensees to accept, and is capable of operating with, reagents manufactured by, for or on behalf of third parties without permission, authorization or license by LLC or its Affiliate Sublicensees (as defined in the License Agreement).

                  1.14 PCR Technology. "PCR Technology" shall mean the technology that is covered by claims of the patents, and the claims from the patents which issue from the patent applications, listed in Exhibit E hereto.

                  1.15     Prior Agreement.

         "Prior Agreement" means the License and Technology Development Agreement between ROCHE (t/k/a Boehringer Mannheim GmbH) and IGEN (t/k/a IGEN Incorporated), dated September 23, 1992.

                  1.16 Product(s). "Product(s)" means all products and services that are based on (i.e. uses or incorporates) ECL Technology including, but not limited to Instruments (including, without limitation, specially developed consumables and related software, i.e., tips and cups used with Instruments), service for Instruments and spare parts; Assays (including, without limitation, reagents, calibrators, controls cleaning solutions, diluents, and substrate); and peripheral equipment that uses ECL Technology.

                  1.17 ROCHE Improvements. The term "ROCHE Improvements" shall mean the following in the form existing at the Effective Time:

                           (a)      The entire Elecsys 1010 instrument;

                           (b)      The entire Elecsys 2010 instrument;

                           (c)      All aspects of the ECL assays that ROCHE or
any of its Affiliates developed prior to the Effective Time;

                           (d)      All aspects of the instruments or assays
that arose out of the Molecsys Program;

                           (e)      The PCR Technology;

                           (f)      The method of ROCHE or any of its Affiliates
for coating magnetic beads;

                           (g)      The ECL module of the E-170 instrument; and

                           (h)      All aspects of the ECL Technology and
Robotics that prior to the Effective Time Roche or any of its Affiliates used or developed to be used in performing ECL testing; provided, however, that this part (h) shall not include specific antibodies, antigens or other analyte-specific reagents.

                  1.18     Robotics.

         The term "Robotics" shall mean the components/features that are used in ECL Instruments (as defined in the License Agreement) being sold by ROCHE or any of its Affiliates at or prior to the Effective Time and that are described in Exhibit B of the Covenants Not to Sue, of even date herewith executed by NEWCO, MSD, MST, ROCHE and Roche Holding Ltd (the "Covenants Not to Sue").

                  1.19 ROCHE Licensed Patent Rights. The term "ROCHE Licensed Patent Rights" shall mean rights arising out of or resulting from (i) any and all U.S. and foreign patent applications and patents owned by Roche (or its Affiliates), covering ROCHE Improvements; (ii) any other patent applications or patents owned by ROCHE (or its Affiliates) relating to ECL Technology that claim their earliest priority from a patent application filed on or before the Effective Time; (iii) any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit D including corresponding foreign applications or patents; and any patents or patent applications that claim priority to a priority application of one or more of the patents and patent applications listed in Exhibit D including corresponding foreign applications or patents; and (iv) any substitutions, divisions, continuations, continuations in part, renewals, reissues, confirmations or registrations of the patent applications and patents rights described in Sections 1.19(i), (ii) and (iii) above listed and extensions of the foregoing, now existing or hereafter filed. The ROCHE Licensed Patent Rights include the patents and patent applications disclosed in Exhibit D (ROCHE Patents and Patent

Applications), the patents and patent applications identified as "jointly owned" in Exhibit F and the PCR Technology.

                  1.20 ROCHE Licensed Technology. The term "ROCHE Licensed Technology" shall mean so much of the technology, including without limitation, patents, patent applications, techniques, designs, specifications, instruments, compounds, devices, ideas, technical information, processes, schematics, inventions, discoveries, methods, know-how, show-how, hardware and software (including object codes and source codes) based on the ROCHE Improvements as is proprietary to ROCHE (or its Affiliates) or licensed to ROCHE or its Affiliates with the right to grant the license under Section 2.2(a) hereof (excluding Hitachi Intellectual Property Rights), whether or not the same is eligible for protection under the patent laws of the United States or elsewhere, and whether or not any such processes and technology, or information related thereto, would be enforceable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition.

                  1.21 ROCHE Licensors. The term "ROCHE Licensors" shall mean Hitachi and Affiliates of ROCHE that license ROCHE Licensed Patent Rights or ROCHE Licensed Technology to ROCHE with right to sublicense to IGEN.

                  1.22 Term. The "Term" of this Agreement shall mean the entire period of time this Agreement is in full force and effect and shall begin at the Effective Time and terminate automatically upon the later of the (a) expiration of the last-to-expire of any patent issued for ROCHE Licensed Patent Rights or Hitachi Intellectual Property Rights, that is not earlier invalidated, or its enforcement enjoined, by a final decision of a court of competent jurisdiction from which no further appeal may be taken; and (b) complete loss of confidential and proprietary status for all ROCHE Licensed Technology. The term "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN and Roche Holding Ltd (the "Merger Agreement").

         2.       Grant and Scope of License.

                  2.1 Prior Agreement Superceded. The Parties agree that this Agreement and the LLC License Agreement supercede in their entirety as of the Effective Time the Prior Agreement and the License for Improvements dated May 28, 2002, granted to IGEN by ROCHE pursuant to the Judgment.

                  2.2      Licenses.

         (a) During the Term of this Agreement, and subject to the terms and conditions of this Agreement, ROCHE and its Affiliates grant to IGEN an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and license (with the right to sublicense) under ROCHE Licensed Patent Rights and ROCHE Licensed Technology, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, have sold, offer for sale, lease and otherwise commercially exploit Products in all fields, including the Field. No license, express or implied, is granted hereunder for use of the ROCHE Licensed Patent Rights or ROCHE Licensed Technology for any products not using or incorporating the ECL Technology.

         (b) During the Term of this Agreement, and subject to the terms and conditions of this Agreement, ROCHE and its Affiliates grant to IGEN an irrevocable, perpetual, Non-Exclusive, worldwide, fully-paid, royalty-free right and sublicense (with the right to sublicense) under Hitachi Intellectual Property Rights, to develop, have developed, prepare derivative works based on, reproduce, use, manufacture, have manufactured, distribute, have distributed, display, perform, modify, import, sell, have sold, offer for sale, lease and otherwise commercially exploit Products in all fields other than the Field. No license, express or implied, is granted hereunder for use of the Hitachi Intellectual Property Rights for (i) any products not using or incorporating the ECL Technology or (ii) in any part of the Field.

                  2.3      Included/Excluded Rights.

         (a)      The rights and licenses granted in Section 2.2 hereof include:
(i) the right of IGEN to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third parties engaged by IGEN to assist IGEN in commercializing the intellectual property rights licensed hereunder (the "Authorized Third Parties") immunity from suit under the licensed intellectual property rights for use of the ECL Technology, and (ii) the right of IGEN to grant immunity from suit under the licensed intellectual property rights to IGEN's customers for use or subsequent sale of the Licensed Products, in each case only as permitted within the limitations of this Agreement. IGEN shall: (i) assure that the Authorized Third Parties' use of the intellectual property rights licensed hereunder to IGEN is utilized by such Authorized Third Parties only as permitted by this Agreement; and (ii) cause each Authorized Third Party to assign to IGEN any and all intellectual property rights to Roche Licensed Patent Rights, Roche Licensed Technology or Hitachi Intellectual Property Rights which such Authorized Third Party may develop or create. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from IGEN's failure to perform its obligations under the preceding sentence. In addition, any Authorized Third Party which does not comply with (ii) above shall not benefit from the immunity from suit described in this Section if such Authorized Third Party sues ROCHE or any of its Affiliates or sublicensees to the extent such suit by such Authorized Third Party is based on those intellectual property rights which should have been assigned to IGEN in accordance with (ii) above.

         (b) IGEN shall have no right to develop, use, manufacture, have manufactured or sell assays that contain barcodes (or other labeling) which make them useable on (i) ECL Instruments manufactured, sold or placed by ROCHE or its licensees (excluding IGEN, its Affiliates, Sublicensees or Authorized Third Parties) or resellers in the Field

(unless such ECL Instrument is an Open System) or (ii) Copycat Instruments manufactured by IGEN, its Affiliates, Sublicensees or Authorized Third Parties which are used in the Field.

         (c) No rights are licensed or deemed licensed to IGEN hereunder or in connection herewith, other than those rights specifically licensed to IGEN in
Section 2.2 above and this Section 2.3.

                  2.4 Out-of-Field Licenses. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of IGEN or its Affiliates or Sublicensees to use, license, transfer or sell its owned or licensed intellectual property rights (excluding the rights licensed to IGEN hereunder) anywhere in the world and/or for any purpose, whether inside or outside the Field.

                  2.5 Sublicenses. IGEN shall have the right to grant sublicenses to (i) any Affiliate of IGEN and (ii) other entities not being IGEN Affiliates (such other entities being the "Sublicensees") on condition that the sublicense is in writing and binds the IGEN Affiliate or Sublicensee to the conditions applicable to IGEN under this Agreement and to the conditions applicable for IGEN Affiliates and Sublicensees stated in this Agreement. IGEN's Affiliates and Sublicensees shall have no right to sublicense to any third party. IGEN shall cause each Affiliate or Sublicensee to assign to IGEN any and all intellectual property rights to Roche Licensed Patent Rights, Roche Licensed Technology or Hitachi Intellectual Property Rights which such Affiliate or Sublicensee may develop or create. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from IGEN's failure to perform its obligations under the preceding sentence. IGEN shall provide ROCHE with a copy of each sublicense granted by IGEN hereunder with respect to Hitachi Intellectual Property Rights or PCR Technology within ten (10) days following execution of such sublicenses. ROCHE may deliver copies of such sublicenses with respect to Hitachi Intellectual Property Rights or PCR Technology to ROCHE Licensors. IGEN shall ensure and be liable for full compliance therewith for its permitted sublicensees. On a semi-annual basis, IGEN shall provide to each of its Affiliates and Sublicensees, with a contemporaneous copy to ROCHE, a written description of IGEN's obligations under this Agreement and the steps to be taken by IGEN and its Affiliates and Sublicensees to ensure compliance with those obligations. Contemporaneously with the delivery of such description, IGEN shall notify ROCHE in writing of all sublicenses with Affiliates or Sublicensees.

                  2.6      Unauthorized Sales.

                           (a)      The licenses to IGEN set forth in this
Agreement shall not include the right to manufacture, have manufactured, sell, have sold, distribute, have distributed or otherwise commercialize any Copycat Instrument in the Field ("Field Limitation"). ROCHE and IGEN will, within ninety
(90) days prior to the end of each calendar year, jointly engage a mutually acceptable independent, neutral third party to monitor IGEN's compliance with the Field Limitation of its licenses granted hereunder (the "Field Monitor"). The expense of the Field Monitor will be shared equally by IGEN and ROCHE. IGEN will give the Field Monitor full access to such records as are necessary for the Field Monitor to review placements and sales of Copycat Instruments by IGEN and its affiliates, sublicensees, distributors and agents to confirm whether the Parties are adhering to the Field Limitation applicable to IGEN. Such examination shall be confidential and information disclosed or reviewed shall not be disclosed to ROCHE except as is necessary for the Field Monitor to report the results of the examination process. The Field Monitor will be instructed to prepare and deliver a report to ROCHE and IGEN within 90 days following the end of each calendar year. Such report will identify all sales or placements of Copycat Instruments within the Field and Products (e.g. assays) used on such Copycat Instruments in the Field ("Unauthorized Sales"). For purposes of this Section 2.6, references to IGEN, either by name or as a "party" or "seller," shall include IGEN's affiliates, sublicensees, Authorized Third Parties, distributors and agents that sell Copycat Instruments and Products (e.g. assays) used on such Copycat Instruments under the license granted hereunder.

                           (b)      In the event of Unauthorized Sales, IGEN may
continue to sell such Copycat Instruments and Products until ROCHE notifies IGEN in writing that it is prohibited from making any further such sales. In addition, IGEN will pay to ROCHE within thirty (30) days after receiving the Field Monitor's report 65% of all undisputed revenues earned through Unauthorized Sales for the prior year. Except as provided below in Section 5.1, the payment provisions of this Section 2.6(b) shall be the exclusive remedy of ROCHE for Unauthorized Sales by IGEN under this Agreement. ROCHE shall have no right to terminate this Agreement for Unauthorized Sales by IGEN, or its affiliates or sublicensees.

                  2.7 Covenants. IGEN hereby covenants that it will not, under any circumstances, actively advertise or market Copycat Instruments in the Field.

         3.       Ownership.

                  3.1 ROCHE Retains Ownership. IGEN (for itself and its Affiliates and Sublicensees) acknowledges and agrees that IGEN has no rights in or to the intellectual property rights licensed to IGEN, other than the license rights specifically granted herein. Nothing in this Agreement shall obligate ROCHE or its Affiliates to obtain ownership of or sublicensing rights to intellectual property rights obtained from or licensed from third parties.

         4.       [RESERVED].

         5.       Books Of Account.

                  5.1 Business Records. IGEN shall keep, and cause its Affiliates and Sublicensees to keep complete and accurate sales and accounting records and accounts of all uses of the PCR Technology and the Hitachi Intellectual Property Rights in sufficient detail to enable ROCHE to confirm that the use of the PCR Technology and the Hitachi

Intellectual Property Rights by IGEN and its affiliates, sublicensees, distributors and agents complies with the terms of this Agreement. Once each year during the Term of this Agreement, ROCHE may designate an independent certified public accountant reasonably acceptable to IGEN to conduct, during normal business hours, an examination of the records referenced above. Such examination shall be confidential, and the information disclosed shall not be communicated to ROCHE except as is necessary for the accountant to report the results of the examination process. Such accountants shall execute a confidentiality agreement reasonably acceptable to IGEN. All records necessary to confirm the extent of IGEN's Unauthorized Sales, if any, shall be made available in Gaithersburg, Maryland upon request and reasonable advance notice. If any audit conducted on behalf of ROCHE shows that IGEN, or any of its affiliates, sublicensees, distributors or agents, underpaid amounts due to ROCHE for Unauthorized Sales under Section 2.6, then IGEN shall immediately pay to ROCHE any deficiency, with interest thereon calculated in accordance with
Section 5.3.

                  5.2 Retention. Records required to be maintained hereunder shall be retained for not less than three (3) years.

                  5.3 Interest. All payments due hereunder from IGEN that are not paid to ROCHE when due and payable as specified herein shall bear interest, compounded monthly, at an annual rate equal to two percent (2%) above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. (or a successor bank that is the largest bank headquartered in New York City) from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

         6.       Dispute Resolution; Venue And Choice Of Law.

                  6.1 Good Faith Resolution. In the event that at any time during the Term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in
Section 6.2. If the Parties cannot resolve the disputed matter within thirty
(30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 6.2 hereof. For purposes of this Article 6, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

                  6.2      Arbitration.

                           (a)      The Parties intend Section 6.2 hereof to be
enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

                           (b)      Any dispute or other matter in question
between LLC and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 6.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

                           (c)      Each Party shall appoint an individual as
arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty
(60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

                           (d)      The arbitration hearings shall be held in
Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                           (e)      Each Party shall bear its own costs in
connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay, (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

                           (f)      Except as provided above, arbitration shall
be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

                           (g)      In the event of subsequent actions or
proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

                           (h)      The fact that the dispute resolution
procedures specified in this Article 6 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

                  6.3 Limited Recourse to Courts. This Article 6 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 6.2. Except as permitted by Section 6.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 6.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

                  6.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

         7.       Term And Termination.

                  7.1 Term. This Agreement shall remain in full force and effect for the Term.

                  7.2 No Termination for Cause. In the event IGEN breaches any of its obligations hereunder, then ROCHE shall be entitled to seek and obtain monetary damages, specific performance of this Agreement and/or injunctive or other equitable relief, but ROCHE shall not be entitled to seek or obtain a termination of this Agreement.

                  7.3 Effect of Expiration. Upon expiration of this Agreement at the end of its Term, all licensed rights under Section 2 of this Agreement shall cease. Notwithstanding any expiration, the provisions of Sections 3, 5, 6, 7.3, 8, 9, 10, 11, 12, 13 and 14 shall survive.

                  7.4 Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

         8.       No Patent Warranty; Technology Exchange; Noninterference.

                  8.1 No Patent Warranty. ROCHE specifically excludes any representation or warranty, express or implied, that ROCHE will successfully obtain any patent.

                  8.2 Technology Exchange. IGEN and ROCHE agree and acknowledge that the patents, patent applications, information and consulting regarding the technology licensed hereunder heretofore delivered or provided to IGEN through the Effective Time satisfies ROCHE's obligations to deliver such material and provide such assistance as contemplated hereby or as required by the Judgment. IGEN and ROCHE further acknowledge that ROCHE has no other obligations to deliver such material or provide such assistance to IGEN.

                  8.3 Noninterference. In the event that any of the Improvements is subject to contractual restrictions by third parties that limit or prohibit IGEN from using such Improvements, ROCHE agrees not to interfere with, but shall have no affirmative obligation to assist in, IGEN's efforts to obtain a waiver of such contractual restrictions. Other than its seeking such waiver, IGEN shall not interfere with ROCHE's relationship/contractual arrangements with such third parties in IGEN's efforts to obtain such waiver. In addition, in the event that ROCHE or any of its Affiliates has an exclusive supplier or vendor, on IGEN's written request, ROCHE agrees to waive such exclusivity with respect to IGEN and its Affiliates for the commercialization of Products by IGEN and its Affiliates pursuant to this Agreement, but ROCHE shall not be required to waive such exclusivity with respect to other parties. The provisions of the foregoing sentence shall not apply to require ROCHE to waive its exclusive supply arrangement with Hitachi for ECL Instruments (as defined in the License Agreement).

         9.       Indemnification, Liability, Infringement.

                  9.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Product results in a claim, suit or proceeding brought by a third party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

                  9.2 Suits for Infringement by Others. In the event either Party becomes aware of any actual or threatened infringement of any intellectual property rights licensed under this Agreement by any third party, that Party shall promptly notify the other Party, and the Parties shall discuss the most appropriate action to take. ROCHE shall have the sole right to bring, at its own expense, an infringement action against the third party infringer and shall be entitled to keep any awards made in such proceeding. IGEN may elect to appear as a Party to the suit and shall, at Roche's request, assist Roche without expense to Roche.

                  9.3 Product Liability Indemnity. IGEN expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold ROCHE (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, firm or corporation resulting from or arising out of liability in any way relating to the Licensed Products sold, placed or otherwise commercialized by IGEN, or its Affiliates, Sublicensees or Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other distribution of Licensed Products by IGEN or its Affiliates or sublicensees, or any representation made or warranty given by IGEN with respect to any Licensed Product provided that ROCHE (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects ROCHE's rights or interest without ROCHE's prior written approval. ROCHE shall have no authority to settle any claim on behalf of IGEN. IGEN also agrees to maintain proper product liability insurance policies, reasonably acceptable to ROCHE everywhere it sells Licensed Products and to furnish satisfactory evidence of same upon request by ROCHE from time to time.

                  9.4 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates and Sublicensees do not assert, any claims against ROCHE and its licensors (including ROCHE Licensors) for any matter for which IGEN has provided indemnity to ROCHE under Sections 9.3 and 9.5 hereof. IGEN shall indemnify, hold harmless and defend ROCHE and its licensors (including ROCHE Licensors) against any such claims.

                  9.5 Breach by Affiliate, Sublicensee or Authorized Third Party. Failure of an Affiliate, Sublicensee or Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to IGEN, an Affiliate, Sublicensee or Authorized Third Party, as the case may be, shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate or Sublicensee shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate or Sublicensee of this Agreement. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party to adopt and satisfy a condition stated in this Agreement applicable to Authorized Third Parties.

                  9.6 Title and Authority. ROCHE hereby represents and warrants to IGEN that: (i) ROCHE has the requisite corporate power and authority to enter into this Agreement and to grant the license to IGEN under ROCHE Licensed Patent Rights,

ROCHE Licensed Technology and Hitachi Intellectual Property Rights hereunder and fully perform its obligations hereunder, and that the grant of the rights and licenses, and the performance of its obligations hereunder, will not conflict with its charter documents or any agreement, contract or other arrangement to which it is a party or by which it is bound; (ii) ROCHE has title to or license rights in such licensed intellectual property rights sufficient to grant such license rights to IGEN and its Affiliates; (iii) ROCHE has not assigned, transferred, licensed or otherwise disposed of such licensed intellectual property rights in any manner that limits or restricts IGEN's or its Affiliates' exploitation of the license granted by ROCHE hereunder; (iv) no consent, notice, approval, authorization, waiver, or permit, to or from any person, including, but not limited to, any Governmental Entity or third party holder of intellectual property rights, is required to be obtained or made by ROCHE in connection with its execution, delivery and performance of this Agreement; and
(v) Exhibit F includes all Hitachi patents and patent applications which ROCHE has the right to sublicense to IGEN, and that ROCHE has no other rights to Hitachi patents and patent applications which ROCHE has the right to sublicense to IGEN.

                  9.7 Completeness of Exhibit D. ROCHE hereby represents and warrants to IGEN that the Exhibit D includes all patents and patent applications which: (a) exist at or prior to the Effective Time; (b) are owned and/or controlled by ROCHE and/or any Affiliate thereof; and (c) satisfy the definition of ROCHE Improvements (other than PCR Technology or Hitachi Intellectual Property Rights). If, after the Effective Time, it is discovered that ROCHE has breached any of its representations and warranties under this
Section 9.7 and additional patents or patent applications should have been or should be included in the patents and patent applications set forth in the Exhibit D, then (i) such additional patent and patent applications shall be deemed automatically included in Exhibit D, as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties, and (ii) IGEN shall hold a license to such additional patents and patent applications under and in accordance with the terms of this Agreement, as of the Effective Time. The foregoing shall be IGEN's exclusive remedy for a breach by ROCHE of the representations and warranties in this Section 9.7.

                  9.8 Indemnity. ROCHE hereby agrees to indemnify and hold harmless IGEN, its Affiliates and any sublicensee (and their respective directors, officers, employees, consultants and agents and each of their heirs, executors, successors and assigns of the foregoing) (collectively the "Indemnitees") against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (in the case of settlements with the approval of IGEN (which approval shall not be unreasonably withheld)) incurred by or imposed upon the Indemnitees (or any one of them), as a result of a breach by ROCHE of any of ROCHE's representations and warranties in Section 9.6; provided, that IGEN: (a) gives ROCHE notice of such claim, (b) cooperates with ROCHE, at ROCHE's expense, in the defense of such claim, and (c) gives ROCHE the right to control the defense and settlement of any such claim, except that ROCHE shall not enter into any settlement that affects IGEN's rights or interest without IGEN's prior written approval. IGEN shall have no authority to settle any claim on behalf of ROCHE.

         10.      Disclaimer Of Warranties; Further Action.

                  10.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN (E.G. SECTIONS 9.6, 9.7 and 9.8 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS) The INTELLECTUAL PROPERTY Rights LICENSED HEREUNDER are provided BY ROCHE "as is where is" and ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT; (b) THE COMMERCIAL SUCCESS OF ANY PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR
(ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

                  10.2 Export Control. IGEN agrees, and shall cause its Affiliates and Sublicensees to agree, to abide by all laws and regulations of the United States Government, or the government having jurisdiction therefor, governing the export or re-export of any Licensed Products. IGEN shall inform itself as to the details of such laws and regulations and their amendments.

                  10.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

                  10.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

                  10.5 Patent Marking and Labeling. IGEN shall mark all Licensed Products, or their containers, in accordance with the applicable patent marking laws. IGEN shall mark/label conspicuously all Licensed Products utilizing or intended for use with the PCR Technology made by or for it for use in the diagnostic field or the research field, and shall cause each of its Affiliates and Sublicensees to mark conspicuously all such Licensed Products, with a label license bearing one of the following legends, as the case may be depending on whether the Licensed Product is sold for use in the diagnostic field or the research field:

         LEGEND FOR USE ON LICENSED PRODUCTS DESIGNED AND SOLD FOR USE IN DIAGNOSTIC FIELD.

         NOTICE TO PURCHASER: LIMITED LICENSE

         The purchase of this product allows the purchaser to use it solely for amplification by PCR of nucleic acid sequences and detection by ECL Technology for diagnostic uses. No general patent or other license of any kind other than this specific right of use from purchase is granted hereby.

         LEGEND FOR USE ON LICENSED PRODUCTS DESIGNED AND SOLD FOR USE IN RESEARCH FIELD.

         NOTICE TO PURCHASER: LIMITED LICENSE

         A license under U.S. Patents 4,683,202, 4,683,195 and 4,965,188 or their foreign counterparts, owned by ROCHE Molecular Systems, Inc. and
         F. Hoffmann-La ROCHE Ltd ("ROCHE"), has an up-front fee component and a running-royalty component. The purchase price of this product includes limited, nontransferable rights under the running-royalty component to use only this amount of the product to practice the Polymerase Chain Reaction ("PCR") and related processes described in said patents solely for the research and development activities of the purchaser when this product is used in conjunction with a thermal cycler whose use is covered by the up-front fee component and a detection system based on ECL Technology. Rights to the up-front fee component must be obtained by the end user in order to have a complete license. These rights under the up-front fee component may be purchased from Applied Biosystems or obtained by purchasing an Authorized Thermal Cycler. No right to perform or offer commercial services of any kind using PCR, including without limitation reporting the results of purchaser's activities for a fee or other commercial consideration, is hereby granted by implication or estoppel.

                  10.6 No Use of Names. Except as required by Section 10.5 hereof, neither IGEN nor any of its Affiliates or Sublicensees shall have the right to use any of the names "ROCHE," "ROCHE DIAGNOSTICS," "HITACHI," "ELECSYS" or any variation thereof, or any other corporate name, trade name, trademark, service name, service mark or brand name proprietary to ROCHE or any ROCHE Licensor or any of their respective Affiliates, in connection with the advertising, sale, lease or use of Licensed Products.

         11. Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement (in perpetuity as to confidential and proprietary information of Hitachi, or such shorter period as Hitachi agrees with IGEN in writing or to which ROCHE is subject), each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any third party, and shall not use for its own benefit or the benefit of any third party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted sublicensees or subcontractors to the extent necessary to have Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the ROCHE Licensed Patent Rights, ROCHE Licensed Technology or Hitachi Intellectual Property Rights (and any other information marked as confidential, and reports generated by the Field Monitor or accountant pursuant to Sections
2.6 and 5.1) furnished to it by the other Party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

                  (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

                  (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

                  (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

                  (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

                  (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 11(e) shall otherwise remain confidential information for the purposes of this Agreement.

                  For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the ROCHE Licensed Patent Rights, ROCHE Licensed Technology and Hitachi Intellectual Property Rights whether such information is owned by ROCHE or ROCHE Licensors and whether disclosed to IGEN by ROCHE or any ROCHE Licensor before or after the Effective Time. Furthermore, each Party's confidential information hereunder shall include all confidential information of such Party disclosed to the other Party under the Prior Agreement or the Judgment. Access to such confidential information must be restricted to the Recipient's, sublicensee's, or subcontractor's employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with third party collaborators of such Party prior to disclosing the other party's confidential information to such third party collaborator. Upon expiration of this Agreement, each Party, its sublicensees, subcontractors and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 11 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement, and that this Section 11 shall supercede in its entirety as of the Effective Time all prior confidentiality agreements or arrangements with respect to the subject matter of this Agreement between or among the Parties and their Affiliates (including confidentiality agreements or arrangements between IGEN and Roche Diagnostics GmbH and its Affiliates).

         12. License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates, Sublicensees, distributors and/or agents) sells Licensed Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Licensed Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

         13.      Interests in Intellectual Property Rights.

                  13.1 Preservation of Title. IGEN acknowledges that ROCHE, its Affiliates and ROCHE Licensors, where applicable, shall retain full ownership and title to the intellectual property rights it licenses to IGEN hereunder and that IGEN has no rights in or to such intellectual property rights other than the express license rights specifically confirmed herein. Neither IGEN nor any of IGEN's employees, Affiliates and Sublicensees, or any of their respective employees, have rights under this Agreement to practice or use the ROCHE Licensed Patent Rights, ROCHE Licensed Technology or

Hitachi Intellectual Property Rights to develop, manufacture, sell or otherwise commercialize products not based on the ECL Technology or, with respect to the Hitachi Intellectual Property Rights, to copy, make, have made, use and/or sell Products in the Field.

                  13.2 Hitachi Interest. Hitachi, as subcontractor for ROCHE, owns the Hitachi Intellectual Property Rights that have been licensed to ROCHE for sublicense to IGEN.

                  13.3 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other parties to use for any purpose, anywhere in the world, any ROCHE Licensed Patent Rights and ROCHE Licensed Technology licensed hereunder, without ROCHE or such other parties being obligated to pay IGEN any royalties or other compensation. Without limiting the generality of the foregoing, ROCHE reserves the right to license any Party to use the ROCHE Improvements in non-ECL Technology applications and in any fields, including without limitation all fields outside the Field.

         14.      Miscellaneous.

                  14.1 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                  14.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of ECL Technology, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. In addition, IGEN may assign, without Roche's consent, all of its rights under this Agreement to IGEN Integrated Healthcare, LLC ("NEWCO") as a part of the transactions contemplated by the Merger Agreement. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

                  14.3 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

                  In the case of IGEN:

                           IGEN International, Inc.
                           16020 Industrial Drive
                           Gaithersburg, Maryland 20877
                           United States of America
                           Attention: President
                           Fax No.: 1-301-208-3789

                  With a copy to IGEN's designated legal counsel.

                  In the case of ROCHE:

                           ROCHE Diagnostics GmbH
                           Sandhofer Strasse 116
                           D-68305 Mannheim
                           Federal Republic of Germany
                           Attention: Legal Department
                           Fax No.: 011-49-621-759-4461

                  With a copy to Roche's designated legal counsel.

                  Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

                  14.4 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  14.5 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

                  14.6 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between

IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

                  14.7 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

                  14.8 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                           (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, as of the date hereof, by and between IGEN and IGEN LS LLC, the Covenants Not to Sue, the License Agreement (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing), dated as of the date hereof, by and among NEWCO, F. Hoffmann-La Roche Ltd ("Roche/Basle"), ROCHE and Roche Molecular Systems, Inc. ("Roche/USA"), or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and among NEWCO, Roche/Basle, ROCHE and Roche/USA;

                           (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                           (c)      references herein to "Sections,"
                           "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                           (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                           (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                           (f) the term "include" or "including" shall mean "including without limitation";

                           (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

                           (h)      the term "or" is not exclusive; and

                           (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  14.9 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

                  14.10 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the other agreements referenced herein and the Transactions Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto.

                  14.11 No Third Party Beneficiary Rights. Except for the provisions of Section 2.3(a) relating to immunity from suit and Article 9 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

                  14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, both ROCHE and IGEN have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, as of the day and year hereinabove written.

ROCHE DIAGNOSTICS GMBH                   IGEN INTERNATIONAL, INC.

By: /s/ C.J. Ruetsch                     By: /s/ Richard J. Massey
     (Signature)                              (Signature)

    Claus-Joerg Ruetsch                      Richard J. Massey
     (Printed Name)                           (Printed Name)

    General Counsel                          President and Chief Operating
                                             Officer
     (Title)                                  (Title)

    7/24/2003                                7/24/2003
     (Date)                                   (Date)

And
By: /s/ Heino Von Prondzynski
     (Signature)

    Heino Von Prondzynski
     (Printed Name)

    Authorized Signatory
     (Title)

    7/24/2003
     (Date)

               [Signature Page to Improvements License Agreement]

                                    EXHIBIT D

                             (Refer to Section 1.19)

               Disclosure of ROCHE Patents and Patent Applications

                                   [Attached]

ROCHE covenants and agrees that this Exhibit D shall be deemed to include patents, patent applications and patent rights, to the extent it is subsequently determined that such patents, patent applications and patent rights are within the term "Roche Licensed Patent Rights."

                                    EXHIBIT E

                             (Refer to Section 1.14)

                Disclosure of PCR Patent and Patent Applications

                                   [Attached]

                                    EXHIBIT F

                             (Refer to Section 1.7)

              Disclosure of Hitachi Patents and Patent Applications

                                   [Attached]